ROSS RIVER MINERALS INC.

December 21, 2004

Almaden Minerals Ltd. and Minera Gavilan S.A. de C.V. 1103 - 750 West Pender Street Vancouver, British Columbia V6C 2T7

Attention: Duane Poliquin, President

Dear Sirs:

RE: El Pulpo property (the “El Pulpo Property”) as described in Schedule “A” to the option agreement dated for reference the 10th day of April 2003 (the “Option Agreement”) made between Almaden Minerals Ltd. and Mineral Gavilan S.A. de C.V.(collectively “Almaden”) and Ross River Minerals Inc. (“Ross River”)

Further to our recent discussions and our letter to you of October 18, 2004, the Board of Ross River has authorised me to make the following revised offer:

1.	Ross River will acquire all of the right, title and interest of Almaden in the El Pulpo Property and in the underlying agreements, concessions and additional mineral and property interests related thereto acquired since the date of the Option Agreement, all of which such agreements and interests, together with the El Pulpo Property, are more particularly described in Exhibit “A” attached hereto and are hereinafter collectively referred to as the “Property”.

2.	Ross River (and/or its Mexican subsidiary, Minera Rio Ross S.A. de C.V.) hereby agrees to acquire 100% of the right, title and interest of Almaden in the Property, in consideration of which Ross River will issue a total of four million two hundred thousand (4.2 million) shares of Ross River and grant a 2% net smelter returns royalty to Almaden (the “Purchase Price”) on the basis set forth in paragraph 3 hereof.

3.	Ross River will pay the Purchase Price to Almaden Minerals Ltd. and Minera Gavilan S.A de C.V. (“Minera Gavilan”) as follows:

Suite 1004 - 750 West Pender St., Vancouver, BC, Canada V6C 2T7 Tel: (604) 682-2770 Fax: (604) 682-2331 www.rossriverminerals.com

	(a)	2.2 million shares of Ross River to Almaden Minerals Ltd. on the Closing Date (as defined in paragraph 4 hereof);
(b)	if exploration and development expenditures on the Property meet or exceed US$10 million, including expenditures incurred to date, then Ross River will issue one million shares to Almaden Minerals Ltd.;

(c)	issue one million shares of Ross River to Almaden Minerals Ltd. on delivery of a positive bankable feasibility study (the “Feasibility Study”) recommending commercial production on any part of the Property; and

(d)	grant a royalty to Minera Gavilan equal to 2% of net smelter returns (the “Royalty”), such Royalty to conform to generally accepted industry standards, regarding any minerals removed from the Gavilan, Gavilan II and Gavilan 3 concessions (the "Concessions") provided that Minera Gavilan hereby grants to Ross River the exclusive right to purchase, not earlier than 30 days but prior to 120 days after the date on which Ross River gives notice to Minera Gavilan that a decision has been made to place all or any part of the Concessions into commercial production, one half of the Royalty (such that the Royalty would be reduced to 1% of net smelter returns) for consideration equal to the fair market value of the 1% royalty based upon the feasibility study, such value to be determined by an internationally recognised engineering firm mutually acceptable to both parties. In the event of a dispute between the parties regarding the Royalty, such dispute shall be adjudicated in accordance with the Commercial Arbitration Act (British Columbia). For greater certainty, in the event that Ross River intends to place more that one mine into production on the Property, the Royalty and the right to purchase half the Royalty would apply to each such mine at the commencement of commercial production.

4.	The completion of the purchase and sale contemplated herein (the “Transaction”) shall be on or before the tenth business day (the “Closing Date”) following the receipt by Ross River of:
	(a)	approval of the TSX Venture Exchange;
	(b)	transfers in registrable form, satisfactory to Ross River, regarding the conveyance, assignment and sale of 100% of the Property from Almaden to Ross River;
	(c)	such further documents, agreements, consents and approvals as may reasonably be required by Ross River to give effect to the Transaction.

Suite 1004 - 750 West Pender St., Vancouver, BC, Canada V6C 2T7 Tel: (604) 682-2770 Fax: (604) 682-2331 www.rossriverminerals.com

5.	On the Closing Date, Ross River will deliver to Almaden (against receipt of the transfers and further documents referred to in subparagraph 4(b) and (c) hereof) a certificate registered in the name of Almaden Minerals Ltd. representing 2.2 million common shares of Ross River and notice of registration of the Royalty to Minera Gavilan with the appropriate Mexican Authorities. The shares will be subject to a four month hold period.

6.	Almaden and Ross River agree that from the date of acceptance hereof by Almaden until the expiry of two years from the Closing Date, Almaden will not acquire any interest in (or enter into any additional agreements regarding), concessions or mineral and property interests located within ten kilometres of the outer boundary of the Property (as defined in paragraph 1 hereof).

7.	After the Closing Date, Ross River shall have the right to transfer all or a portion of the Property, subject to the Royalty, to any arms length third party without the consent of Almaden provided that with respect only to that portion of the Property identified in red on Exhibit "B", Ross River acknowledges that it will not enter into any agreement with a third party unless such party possesses the financial capability and industry experience reasonably required to fulfill its obligations under such agreement.

8.	Almaden has relied on the information provided by Ross River to make this decision and Ross River confirms that it has provided Almaden with all pertinent information on the Property.
9.	This agreement will replace and supercede the option agreement dated April 10, 2003 and accordingly, on closing, the option agreement and all further obligations thereunder will be cancelled.

If you find the foregoing acceptable, please indicate your consent and agreement by signing and returning the enclosed copy of this letter to us, on receipt of which we will instruct our counsel to prepare formal documentation.

Yours truly,

Ross River Minerals Inc.

“Marcus N. Foster”

Marcus N. Foster

President and Chief Executive Officer

Suite 1004 - 750 West Pender St., Vancouver, BC, Canada V6C 2T7 Tel: (604) 682-2770 Fax: (604) 682-2331 www.rossriverminerals.com

We hereby consent and agree to the foregoing on behalf of Almaden Minerals Ltd. and
Minera Gavilan S.A. de C.V.

ALMADEN MINERALS LTD.	MINERA GAVILAN S.A. DE C.V.

“D. Poliquin”	“D. Poliquin”
Per:	Per:
Authorised Signatory	Authorised Signatory

Suite 1004 - 750 West Pender St., Vancouver, BC, Canada V6C 2T7 Tel: (604) 682-2770 Fax: (604) 682-2331 www.rossriverminerals.com

EXHIBIT “A”

PROPERTY DESCRIPTION

Concessions:	(see attached maps)

Claim	File No.	Title No.

Gavilan	Exp-95/11875	216276
Gavilan II	Exp-95/11918	217919
Gavilan 3	Exp-95/12054	Pending
Polo	Exp-95/9775	207908
Los Frailes	Exp-95/11484	212809
Los Frailes	Exp-95/9769	207907

EL PULPO – LOCATION MAP

CLAIM BOUNDARY
Colompo
Santo Apolonia
Las Tablas
El Guayabo
Tepehuaje
Coacoyol
C. LAS MORAS
CANON EL EJECAL
Pueblo Nuevo
El Espiritu
Los Platanitos
La Cana
San Ignacio
(Cab. Mpal.)
Las Lajas
C. LOS MIMBRES
CORDON EL PROMONTORIO
1590
C. EL PINTO
El Sauz
San Jeronimo
Los Humayes
La Huerta
C. LAS LABORES
La Siemita
Antena
Vado Hondo
El Lodazal
BN 611
El Limoncito
Las Trojas
2510
C. GABAZAN
El Chaco
San Juan
C. APOMAL
Los Mecates
La Labor
Tacuitapa
Ixtahua
C. MESA PENA
C. LOS AMOLES
El Tule
Los Coyotes
La Junta
Los Platanos
La Silla
El Palmarito
C. LA SILLA
1810
C. EL GUAYABO
El Aguaje de la Devota
C. LA ZACATERA
C. TORRES
N

ESTADOS UNIDOS MEXICANOS
SAN JUAN

"El Pulpo" Project Claims
70
80
53
43
33
Gavilan II
Title No. 217919
Exp-95/11918
Polo
Title No. 207908
Exp-95/9775
Gavilan
Title No. 216276
Exp-95/11875
Los Frailes
Title No. 212809
Exp-95/11484
Los Frailes
Exp-95/9769
Gavilan 3
Exp-95/12054

EXHIBIT “B”

CONCESSION AND OPTION AREA

Gavilan II
Title No. 217919
Exp-95/11918
Polo
Title No. 207908
Exp-95/9775
Gavilan
Gavilan 3
Exp-95/12054
ROSS RIVER MINERALS INC.
Oct 25, 2004
Vancouver
1:100,000
EL PULPO PROJECT
Exhibit B:
Concession and
Option Area
Projection: UTM WGS84 Zone 13
ROSS RIVER
Figure
1